Exhibit 99.1

First Surgical Declares Special Cash Dividend

HOUSTON, Mar 08, 2011 (BUSINESS WIRE) -- First Surgical Partners Inc. (OTC: FSPI) (the "Company"), which provides non-threatening surgeries through its two ambulatory surgery centers and a general acute care hospital, is pleased to announce today that its Board of Directors declared a special one-time cash dividend of $0.0125 per share on its shares of common stock that will be paid on March 8, 2011 to stockholders of record on March 7, 2011.

Anthony F. Rotondo, Chief Executive Officer commented, "This special dividend underscores the strength of our company's balance sheet and cash flows, and it supports our belief that returning cash to shareholders plays an important role in producing superior long-term total shareholder returns."

About First Surgical Partners Inc:

First Surgical Partners Inc. ("First Surgical") operates two ambulatory surgery centers and a general acute care hospital in the Houston area. The surgeons that utilize First Surgical's facilities perform non life-threatening surgeries at these locations. The procedures performed include bariatric, reconstructive and cosmetic plastics, orthopedics, pain management, neurosurgery and podiatry, all of which are often completed on an outpatient or short stay basis. Each of First Surgical's facilities resides within its own limited partnership, which is wholly owned by First Surgical. First Surgical's website is www.firstsurgical.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements." Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the Securities and Exchange Commission located at their website (http://www.sec.gov). In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.

SOURCE: First Surgical Partners Inc.

CONTACT:

Nobis Capital Advisors, Inc. Tim M. Betts T: 949-270-7444